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                         INDEMNIFICATION AGREEMENT

          INDEMNIFICATION AGREEMENT made and entered into as of the 26th day of August, 1995, by and between Magnavision Corporation, a Delaware corporation (the "Company"), and Patrick Mastrorilli, an Executive Officer and a Director of the Company (who, together with his successors, heirs, personal representatives and estate, is hereinafter referred to as the "Indemnitee").

          WHEREAS, the Company is aware that competent and experienced persons are becoming more reluctant to serve as directors or executive officers of publicly-held corporations or their subsidiaries unless they are protected by comprehensive policies of insurance and/or indemnification, due to the increasing number of lawsuits against such corporations and their directors and officers, the attendant expense of defending against such lawsuits, and the exposure of such directors and officers to unreasonably high damages; and

          WHEREAS, the Board of Directors of the Company has concluded that its directors and executive officers, certain directors and executive officers of its Subsidiaries (as hereinafter defined), its Counsel and certain consultants to the Company, should be provided with the maximum available protection against inordinate risks in order to insure that the most capable persons will be attracted to such positions; and, therefore, has determined to contractually obligate the Company to indemnify in a reasonable and adequate manner such directors, officers, Counsel, and certain consultants to the Company and to assume for itself liability for all expenses and damages in connection with claims lodged against such directors, executive officers, Counsel, and certain consultants to the Company as a result of their service to the Company or its Subsidiaries to the full extent permitted by law; and

          WHEREAS, applicable law empowers corporations to indemnify persons serving as a director, officer, employee, Counsel, or consultant or other agents of the Company or a person who serves at the request of the Company as a director, officer, employee, Counsel or consultant to the Company or agent of another corporation, partnership, joint venture, trust, or other enterprise, and further empowers a corporation to purchase and maintain insurance (on behalf of such persons) against liability which may be asserted against him or them or incurred by him or them in any such capacity, or arising out of his or their status as such, whether or not the corporation would have the power to indemnify him or them against such liability under the provisions of said laws; and

          WHEREAS, the Board of Directors of the Company has concluded that the coverage under currently available directors and officers liability insurance policies is inadequate, that the level of insurance currently available may not continue to be so in the future, and that the interest of its stockholders would be better served by contracting to indemnify its executive officers and directors, certain directors and executive officers of its Subsidiaries, its Counsel, and certain employees of and consultants to the Company against potential liabilities, particularly those which may not be covered by insurance; and

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          WHEREAS, the Company desires to have Indemnitee serve or continue to serve as director, officer, Counsel, employee or consultant to the Company and/or a Subsidiary, and Indemnitee desires to serve, or to continue to serve (provided that he is furnished the indemnity provided for hereinafter) in one or more of such capacities;

          NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Certain Definitions.

          "Agent" shall mean any person or firm who or which (i) is or was a director, officer, Counsel, employee, consultant or other agent of the Company or a Subsidiary, (ii) is or was serving at the request of, for the convenience of, or to represent the interests of, the Company or any Subsidiary as a director, officer, Counsel, employee, consultant or agent of another domestic, foreign or alien corporation, partnership, joint venture, trust or other enterprise, (iii) is or was a director, officer, Counsel, employee, consultant or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or Subsidiary, or was a director, officer, Counsel, employee, consultant or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation, or (iv) is or was serving at the request of, for the convenience of, or to represent the interests of, the Company or any Subsidiary as an agent, director, officer, Counsel, consultant, trustee or otherwise served in any capacity any employee benefit plan, its participants or beneficiaries.

          "Change in Control" shall mean the occurrence of the consummation of any transaction that constituted a Potential Change in Control.

          "Claim" shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or a Subsidiary, in the name of the Company or a Subsidiary, or a third party, whether civil, criminal, administrative or investigative, which Indemnitee in good faith believes may lead to the institution of any such action, suit or proceeding.

          "Counsel" shall mean legal counsel to the Company, including all persons associated with such counsel as a partner, associate or employee or in any "of counsel" position with such legal counsel.

          "D&O Insurance" shall mean directors and officers liability insurance.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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          "Expenses" shall mean all direct and indirect costs of any type or nature whatsoever, including, without limitation, all attorneys' fees and related disbursements, and other out-of-pocket costs actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense, settlement or appeal of a Claim or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the Delaware General Corporation Law or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against the Indemnitee.

          "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Sections 5(d) or 5(e).

          "Potential Change in Control" shall mean the signing of any contract, letter of intent, term sheet, other meeting of the minds, understanding or agreement in principle, or the taking of any other action, by way of a vote, written or otherwise, or any public announcement thereof, such that upon the closing of any such transaction contemplated thereby (a) the Company shall cease to be the beneficial and record owner of one-hundred (100) percent of the issued and outstanding capital stock of the Subsidiaries, directly or indirectly, or,
(b) Cacomm, Inc. shall cease to be the beneficial and record owner of at least fifty-one (51) percent of the issued and outstanding common stock of the Company, or (c) Nicholas Mastrorilli, Sr. and members of his immediate family shall cease to own beneficially and of record at least 51% of the voting capital stock of Cacomm, Inc. on a fully diluted basis, or (d) a majority of the Board of Directors of the Company consists of persons other than nominees of management of the Company, or (e) the Company contracts to or takes overt steps leading toward the consummation of a statutory merger or sale of a substantial portion of its assets to another corporation or otherwise agrees to consolidate or amalgamate with another corporation, the purpose or result of which would be a change in "control" of the Company as generally described above, or (f) a transaction or circumstance occurs or eventuates, or is likely to occur or eventuate, which reasonably may be construed as effecting or constituting a clear and present probability of effecting a change in "control" of the Company, as "control" is generally or reasonably understood in the business community, or
(g) more than 20% of the Company's then issued and outstanding voting stock shall have been contracted to or otherwise agreed to be purchased or acquired (or voting rights with respect thereto shall have been contracted to or otherwise agreed to be acquired) by a person, corporation or group thereof acting in concert, the purpose or result of which would be a change in "control" of the Company as generally described above.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" shall mean Magnavision Corporation, a New Jersey Corporation, University Connection, Inc., Accu-Trek, Inc., and Magnavision Private Cable, Inc. and any corporation of which 51% of the outstanding voting securities is or was owned directly or indirectly by the Company.

          2. Agreement to Serve Company. The Indemnitee shall serve and/or continue to serve as an Agent at the will of the Company or any Subsidiary, or pursuant to a written agreement of the Company or any Subsidiary approved by the Board of Directors of the Company or any Subsidiary, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the By-laws of the Company or any Subsidiary, or pursuant to contract, or until such time as the Indemnitee tenders his or its resignation in writing, or is removed in accordance with the By-laws of the Company or any Subsidiary, or pursuant to contract. The foregoing is not intended, nor shall it be construed, to create any right of continued employment or service as an officer, director, employee, consultant or Counsel in the Indemnitee (express or implied) with the Company or any Subsidiary.

          3. Directors and Officers Insurance. (a) As long as the Indemnitee shall continue to serve as an Agent and thereafter as long as the Indemnitee shall be subject to any possible Claim by reason of the fact that the Indemnitee was an Agent, the Company, subject to Section 3(c) hereof, shall maintain and/or promptly obtain in full force and effect, D&O Insurance in reasonable amounts from established and reputable insurers.

               (b) In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the Company's most favorably insured directors, if the Indemnitee is either a director, or is Counsel, or is a full-time consultant to the Company, or to the Company's most favorably insured officers, if the Indemnitee is an officer but not a director of the Company, or to the Company's or a Subsidiary's most favorably insured key employees, if the Indemnitee is a key employee but is neither an officer nor director of the Company.

               (c) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium cost for such insurance is disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a Subsidiary.

          4. Indemnification. (a) Except as otherwise herein provided, the Company shall pay on behalf of Indemnitee, or if Indemnitee shall have paid such amounts, promptly shall indemnify and pay over to Indemnitee for all Expenses and liabilities of any nature whatsoever, including but not limited to judgments, fines, penalties, amounts paid in settlement, interest, assessments and other charges which Indemnitee is or becomes legally obligated to pay because Indemnitee is or becomes a party to or witness or other participant to, or is threatened to be made a party to or witness or other participant in a Claim, including without limitation a Claim by or in the name of the Company or a Subsidiary to procure a judgment in its favor, by reason of the fact that Indemnitee is or was an Agent, or by reason of any action, inaction or omission by Indemnitee in his capacity as Agent, provided that Indemnitee shall have acted in good faith and in a manner he or it reasonably believed to be in, or not opposed to, the best interests of the Company or a Subsidiary, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
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               (b) Notwithstanding any other provisions of this Agreement to the contrary, the following exceptions apply to the Company's obligation to indemnify the Indemnitee:

                    (i) The Company shall not be obligated to indemnify Indemnitee in connection with any Claim (or part thereof) initiated by Indemnitee, except for a Claim to enforce Indemnitee's right to indemnification, unless such Claim (or part thereof) was authorized in advance or consented to by the Board of Directors of the Company.

                    (ii) The Company shall not be obligated to indemnify Indemnitee for any liabilities (A) for any breach of an Indemnitee's duty of loyalty to the Company or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (C) for any transaction from which the Indemnitee derived an improper personal benefit.

                    (iii) The Company shall not be obligated to indemnify Indemnitee or advance any Expenses incurred by Indemnitee with respect to any proceeding or Claim initiated voluntarily by Indemnitee, and not by way of defense, to enforce or interpret this Agreement if Indemnitee does not prevail in such proceeding.

                    (iv) The Company shall not be obligated to indemnify Indemnitee for any amounts paid in settlement of a Claim, if such settlement was effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, should the Company withhold its consent to any proposed settlement by the Indemnitee, the Indemnitee shall have the right to request the Independent Legal Counsel to arbitrate the issue of the reasonableness of the proposed settlement and the Independent Legal Counsel shall utilize as the standard in making such determination, solely, the merits of the issues involved in the Claim, the ability and cost to prove or defend same, the potential personal exposure of the Agent and the disruption to be caused to the Company resulting from the failure to settle such Claim.

                    (v) The Company shall not be obligated to indemnify Indemnitee for liabilities in excess of the total amount at which settlement reasonably could have been made or for any Expenses incurred by Indemnitee following the time such settlement reasonably could have been effected, if the Indemnitee shall have unreasonably delayed, refused or otherwise failed to enter into a settlement of any Claim recommended in good faith, in writing, by the Company.
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                    (vi) The Company shall not be obligated to indemnify the
Indemnitee or otherwise act in violation of any undertaking by the Company in any registration statement filed with the Securities and Exchange Commission under the Securities Act. The Indemnitee acknowledges that paragraph (i) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Securities Act to submit the issue of the enforceability of the Indemnitee's rights under this Agreement in connection with any liability under the Securities Act to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and to be governed by the final adjudication of such issue. Indemnitee agrees to be bound by such undertaking and that such undertaking supersedes the provisions of this Agreement.

                    (vii) The Company shall not be obligated to indemnify Indemnitee or advance Expenses arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act (or any successor statute) and the rules and regulations promulgated thereunder, including disgorgement of profits.

                    (viii) The Company shall not be obligated to indemnify Indemnitee where such indemnification is expressly prohibited by law.

                    (c) Subject to the provisions of Section 4(b) above, the Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Claim as to which Indemnitee is a party or threatened to be a party or witness by reason of the fact that Indemnitee served as Agent. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee shall not be entitled to be indemnified by the Company pursuant to this Agreement. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within ten days following the delivery of a written request therefor to the Company, together where appropriate, with true and complete copies of invoices therefor.

                    (d) If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties) actually and reasonably incurred by him in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

          5. Notice and Determination of Right to Indemnification. (a) Promptly after receipt by Indemnitee of notice of the commencement, or threat of commencement, of any Claim which Indemnitee believes will be the subject of a Claim for indemnification and/or Expense advancement pursuant to this Agreement, the Indemnitee shall notify the Company of the commencement or threat of commencement of such Claim.

               (b) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Claim, the Company shall indemnify Indemnitee against Expenses incurred in connection with such Claim in accordance with the provisions of Section 4(c) hereof.

               (c) In the event Section 5(b) is inapplicable, indemnification pursuant to Section 4(a) hereof shall be made by the Company only upon a determination in accordance with Section 5(d) that Indemnitee is entitled to indemnification hereunder. If the Indemnitee believes that upon the disposition of a Claim Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall make written demand therefor upon the Company. The Company shall indemnify Indemnitee in accordance with such demand within 30 days of receipt of such demand, unless within such 30 days the Company shall have notified the Indemnitee that Indemnitee is not entitled to indemnification ("Notice of Denial"), which notice shall state in reasonable detail the basis for its determination, and the name of counsel selected by the Company to act pursuant to Section 5(d)(ii).

               (d) Provided the Indemnitee notifies the Company of his choice of forum within 30 days after the receipt of a Notice of Denial, the Indemnitee shall be entitled to select one of the following four forums to determine whether he or it satisfied the requirements specified in Section 4 and is therefore entitled to indemnification under this Agreement:

                    (i) a vote of majority of a quorum of the Board of Directors of the Company consisting of directors who are not parties to the Claim for which indemnification is being sought, based upon written submissions by the Company and the Indemnitee and, if the Indemnitee or directors so request, an oral presentation by the Indemnitee and by such other persons as such directors may request; provided that the Indemnitee shall not have the right to be present during the deliberations of such directors;

                    (ii) legal counsel mutually selected by the Board (other than counsel to any party to the Claim for which indemnification is sought), and by the Indemnitee, which counsel shall make such determination in a written opinion based upon written submissions by the Company and the Indemnitee and responses to such questions as such counsel may have, in such form as such counsel may request;

                    (iii) a majority vote of a panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected, which arbitration shall be conducted in accordance with the rules of the American Arbitration Association in the City of New York as then in effect; or

                    (iv) the Court of Chancery of Delaware or the court in which the Claim is or was pending, in accordance with such rules of procedure as may be applicable to or established by that court.

As soon as practicable, and in no event later than 30 days after the Indemnitee's written notice to the Company of the Indemnitee's choice of forum pursuant to this Section 5(d), the Company shall, at its expense, submit to the selected forum its Claim that the Indemnitee is not entitled to indemnification, and the Company shall act in good faith to provide the Indemnitee an adequate opportunity to defend against that Claim. A presumption shall exist that the Indemnitee is entitled to indemnification hereunder, and the Company shall indemnify the Indemnitee unless the Company shall prove to the selected forum, by a substantial preponderance of the evidence, that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification. The decision of the selected forum shall constitute a binding and final adjudication between the Company and the Indemnitee as to the Indemnitee's right to indemnification under Section 4 of this Agreement.

               (e) The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense advances under this Agreement or any other agreement, or any Certificate of Incorporation or by-law provision now or hereafter in effect relating to indemnifiable Claims, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render a written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee is entitled to be indemnified under this Agreement, the By-laws of the Company or applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all Expenses (including attorneys' fees), Claims, liabilities and damages arising out of or relating to this Agreement or his engagement pursuant hereto.

          6. Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a separate trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Claims and Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim, and any and all judgments, fines, penalties and settlement amounts of any and all Claims from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Legal Counsel who shall, in the event the amount of assets available from the Company to fund such trust in the full amount of a Claim are insufficient, pro rate such available amounts in connection with any Claims against the Company from other indemnitees similarly situated with respect to any individual Claim or Claims who have entered into similar indemnification agreements with the Company. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 4(c) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Independent Legal Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Independent Legal Counsel. Nothing in this Section 6 shall relieve the Company of or increase any of its obligations under this Agreement.

          7. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Certificate of Incorporation, By-laws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law or the Securities Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under such Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. This Agreement supersedes any prior agreement, oral or written, of the parties in respect of the subject matter hereof.

          8. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of one year from the date of accrual of such cause of action, and any Claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such one-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

          9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          10. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any D&O Insurance or other insurance policy, or otherwise) of the amounts otherwise indemnifiable hereunder. Indemnitee shall not be required, however, to make any claim or to seek payment under any applicable insurance policy in order to be entitled to the benefit of this Agreement and should Indemnitee seek and receive any benefits from any such other insurance policy, this Agreement is intended to indemnify and pay any and all so-called deductible amounts thereunder not covered by such other insurance policy.

          11. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the full extent permitted by law.

          12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state. Except as expressly provided in Sections 5(d) and 5(e) hereof, the Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that in any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

          13. Merger or Consolidation. In the event that the Company shall be a constituent corporation in a merger, consolidation or other reorganization, the Company, if it shall not be the surviving, resulting or acquiring corporation therein, shall require, as a condition thereto, that the surviving, resulting, or acquiring corporation agree to indemnify the Indemnitee to the full extent provided in this Agreement and to adopt and assume the Company's obligations under this Agreement. Whether or not the Company is the surviving, resulting or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement as he would have with respect to the Company if its separate existence had continued.

          14. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          15. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or two business days after being deposited in the U.S. mail, certified or registered, return receipt requested with postage prepaid, and addressed to the party to whom such notice, request, demand, waiver or other communication is to be given as follows, or at such other address as either party shall designate by notice to the other party pursuant to this section:

         The Company:      Magnavision Corporation
                           1725 Highway 35
                           Wall, New Jersey 07719

         Indemnitee:       Mr. Arnold Dauer
                           1725 Highway 35
                           Wall, New Jersey 07719

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have signed this Indemnification Agreement as of the day and year first above written.







                                   MAGNAVISION CORPORATION


                                   By:_________________________________
                                      Name:
                                      Title:


                                   ____________________________________
                                   Indemnitee